Exhibit 5.1

140 Scott Drive
Menlo Park, California 94025
Tel: +1.650.328.4600 Fax: +1.650.463.2600
www.lw.com
FIRM / AFFILIATE OFFICES
	Beijing	Moscow
	Boston	Munich
	Brussels	New York
	Century City	Orange County
	Chicago	Paris
	Dubai	Riyadh
September 29, 2021	Düsseldorf	San Diego
	Frankfurt	San Francisco
	Hamburg	Seoul
	Hong Kong	Shanghai
	Houston	Silicon Valley
	London	Singapore
	Los Angeles	Tokyo
	Madrid	Washington, D.C.
Milan

Unity Biotechnology, Inc.

285 East Grand Avenue

South San Francisco, California 94080

Re: Registration Statement No. 333-231893

Ladies and Gentlemen:

We have acted as special counsel to Unity Biotechnology, Inc., a Delaware corporation (the “Company”), in connection with the offer and sale by the Company of (i) 252,447 shares (the “Commitment Shares”) of common stock of the Company, par value $0.0001 per share (“Common Stock”), (ii) 1,020,408 shares (the “Initial Purchase Shares”) of Common Stock and (iii) up to $27,000,000 of shares (the “Purchase Shares” and together with the Commitment Shares and the Initial Purchase Shares, the “Shares”) of Common Stock, in each case, pursuant to the Purchase Agreement dated September 29, 2021 (the “Purchase Agreement”) between the Company and Lincoln Park Capital Fund, LLC. The Shares are included in a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on June 3, 2019 (Registration No. 333–231893) (as amended, the “Registration Statement”), a related base prospectus dated June 6, 2019 (the “Base Prospectus”) and a prospectus supplement dated September 29, 2021 filed with the Commission pursuant to Rule 424(b) under the Act (the “Sales Agreement Prospectus” and, together with the Base Prospectus, the “Prospectus”).

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related applicable Prospectus or the Purchase Agreement Prospectus, other than as expressly stated herein with respect to the issuance of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. We are opining herein as to the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

September 29, 2021

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Shares shall have been duly registered on the books of the transfer agent and registrar therefor in the name or on behalf of the purchasers, and have been issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Purchase Agreement, the issuance and sale of the Shares will have been duly authorized by all necessary corporate action of the Company, and the Shares will be validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that (i) the Company will comply with all applicable notice requirements regarding uncertificated shares provided in the DGCL and (ii) upon the issuance of any of the Shares, the total number of shares of Common Stock issued and outstanding will not exceed the total number of shares of Common Stock that the Company is then authorized to issue under its Certificate of Incorporation.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Current Report on Form 8-K dated September 29, 2021 and to the reference to our firm contained in each of the Prospectus and the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP

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